Exhibit 21.1

SUBSIDIARIES OF DCP MIDSTREAM PARTNERS, LP

Entity	Jurisdiction of Organization
Associated Louisiana Intrastate Pipe Line, LLC	Delaware
Centana Intrastate Pipeline LLC	Delaware
Collbran Valley Gas Gathering, LLC	Colorado
CrossPoint Pipeline, LLC	Delaware
DCP Assets Holding GP, LLC	Delaware
DCP Assets Holding, LP	Delaware
DCP Black Lake Holding, LP	Delaware
DCP Douglas, LLC	Colorado
DCP East Texas Gathering, LLC	Delaware
DCP Grand Lacs LLC	Michigan
DCP Hinshaw Pipeline, LLC	Delaware
DCP Intrastate Network, LLC	Delaware
DCP Intrastate Pipeline, LLC	Delaware
DCP Lindsay, LLC	Delaware
DCP Litchfield, LLC	Michigan
DCP Lucerne 2 Plant LLC	Delaware
DCP Michigan Holdings LLC	Delaware
DCP Michigan Pipeline & Processing LLC	Michigan
DCP Midstream Operating, LLC	Delaware
DCP Midstream Operating, LP	Delaware
DCP Midstream Partners, LP	Delaware
DCP Partners Colorado LLC	Delaware
DCP Partners Logistics, LLC	Delaware
DCP Partners MB I LLC	Delaware
DCP Partners MB II LLC	Delaware
DCP Pipeline Holding LLC	Delaware
DCP Saginaw Bay Lateral LLC	Delaware
DCP Sand Hills Interstate Pipeline, LLC	Delaware
DCP Sand Hills Pipeline, LLC	Delaware
DCP South Central Texas LLC	Delaware
DCP Southern Hills Intrastate Pipeline, LLC	Delaware
DCP Southern Hills Pipeline, LLC	Delaware
DCP Wattenberg Pipeline, LLC	Delaware
Discovery Gas Transmission LLC	Delaware
Discovery Producer Services LLC	Delaware
EasTrans, LLC	Delaware
EE Group, LLC	Michigan
Front Range Pipeline LLC	Delaware
Fuels Cotton Valley Gathering, LLC	Delaware
Gas Supply Resources LLC	Texas

Jackson Pipeline Company	Michigan
Marysville Hydrocarbons Holdings, LLC	Delaware
Marysville Hydrocarbons LLC	Delaware
Panola Pipeline Company, LLC	Texas
Pelico Pipeline, LLC	Delaware
Pine Tree Propane, Limited Liability Company	Maine
Saginaw Bay Lateral Michigan Limited Partnership	Michigan
Texas Express Pipeline LLC	Delaware
Webb/Duval Gatherers	Texas
Wilbreeze Pipeline, LLC	Delaware